Exhibit 99.1: Peoples Financial Corporation Press Release Dated October 26, 2022

FOR IMMEDIATE RELEASE

For more information, contact:

Chevis C. Swetman, President and CEO

228-435-8205

cswetman@thepeoples.com

PEOPLES FINANCIAL CORPORATION REPORTS

RESULTS FOR THE THIRD QUARTER OF 2022 AND ANNOUNCES DIVIDEND

BILOXI, MS (October 26, 2022) — Peoples Financial Corporation (the “Company”) (OTCQX Best Market: PFBX), parent of The Peoples Bank, announced earnings for the third quarter ending September 30, 2022. Additionally, the company declared a cash dividend of $0.10 per common share, payable November 10, 2022 to shareholders of record as of November 07, 2022.

Third Quarter Earnings

Net income for the third quarter of 2022 was $1,749,000 an increase of $642,000 or 58% compared to net income of $1,107,000 for the third quarter of 2021. The earnings per weighted average common share for the third quarter of 2022 were $0.37 compared to earnings per weighted average common share of $0.23 for the third quarter of 2021. Per share figures are based on weighted average common shares outstanding of 4,678,186 and 4,878,557 for the third quarters 2022 and 2021, respectively.

The improvement in net income for the third quarter of 2022 was primarily due to an increase in net interest income of $634,000 to $5,663,000 for the third quarter of 2022 as compared with $5,029,000 for the third quarter of 2021. This increase was attributable to higher interest income on securities.

Net income for the first nine months of 2022 decreased $2,535,000 to $3,691,000 compared to net income of $6,226,000 for the first nine months of 2021. The earnings per weighted average common share for the first nine months of 2022 were $0.79 compared to earnings per weighted average common share of $1.28 for the first nine months of 2021. Per share figures are based on weighted average common shares outstanding of 4,678,186 and 4,878,557 for the first nine months of 2022 and 2021, respectively.

The primary reason for the decrease in net income over the first nine months of 2022 as compared to the prior year was a non-recurring gain during the first nine months of 2021 that was caused by a reduction in the allowance for loan losses of $5,004,000. This reduction was the result of a recovery of $4,510,000 related to a previously charged off loan. Results for the first nine months of 2021 also included a non-recurring expense of $1,125,000 relating to the settlement of a lawsuit.

Other Real Estate

Other real estate decreased from $2,525,000 at September 30, 2021, to $334,000 at September 30, 2022.

“The Company continues its implementation of its strategic plan focusing on improving asset quality with those efforts resulting in the significant reduction in past due loans, nonaccruals and other real estate.” said Chevis C. Swetman, chairman and chief executive officer of the Company and the Bank.

Shareholders’ Equity

Total shareholders’ equity decreased from $94,362,000 at September 30, 2021, to $47,666,000 at September 30, 2022. Consistent with a similar decrease experienced during the first and second quarters of this year, the decrease was again largely attributable to $45,142,000 in unrealized losses on the available for sale securities portfolio during the first nine months of 2022 that reduced accumulated other comprehensive income on the Company’s balance sheet, thereby reducing shareholders’ equity. These unrealized losses resulted primarily from higher interest rates that have impacted the current market value of available for sale securities, but they are not related to any credit deterioration within the portfolio. The Company does not foresee a sale of any affected securities in the near future, and it does not currently anticipate any realization of these losses that could impact the Company’s net income in the current year.

The available for sale securities portfolio of $411,304,000 consists primarily of U.S. Treasury securities with approximately $65,000,000 maturing prior to year-end. Most of the purchases in the treasury portfolio occurred at the end of 2021 and as these securities mature, they will be replaced by higher yielding treasury securities. The Company’s leverage ratio and total risk-based capital ratios have not been impacted by these unrealized losses on available for sale securities due to an opt-out election previously made by the Company in accordance with current regulatory capital requirements and therefore remained strong at 9.67% and 20.31%, respectively as of September 30, 2022.

Acquisition of Corporate Trust Business

On March 17, 2022, the bank subsidiary signed a definitive agreement with Trustmark National Bank (“Trustmark”) to acquire substantially all of the Trustmark’s corporate trust business for a purchase price of $650,000. This book of business was added to the bank subsidiary’s existing corporate trust portfolio in its Asset Management and Trust Services Department. The purchase was approved by the Federal Deposit Insurance Corporation and closed on August 15, 2022, during the third quarter of 2022.

About the Company

Founded in 1896, with $882 million in total assets as of September 30, 2022, The Peoples Bank operates 18 branches along the Mississippi Gulf Coast in Hancock, Harrison, Jackson and Stone counties. In addition to offering a comprehensive range of retail and commercial banking services, the Bank also operates a trust and investment services department that has provided customers with financial, estate and retirement planning services since 1936.

Peoples Financial Corporation’s common stock is listed on the OTCQX Best Market under the symbol PFBX. Additional information is available on the Internet at the Company’s website, www.thepeoples.com, and at the website of the Securities and Exchange Commission, www.sec.gov.

This news release reflects industry conditions, Company performance and financial results and contains “forward-looking statements,’ which may include forecasts of our financial results and condition, expectations for our operations and businesses, and our assumptions for those forecasts and expectations. Do not place undue reliance on forward-looking statements. These forward-looking statements are subject to a number of risk factors and uncertainties which could cause the Company’s actual results and experience to differ materially from the anticipated results and expectation expressed in such forward-looking statements.

Factors that could cause our actual results to differ materially from our forward-looking statements are described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Regulation and Supervision” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in other documents subsequently filed by the Company with the Securities and Exchange Commission, available at the SEC’s website and the Company’s website, each of which are referenced above. To the extent that statements in this news release relate to future plans, objectives, financial results or performance by the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology.

Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. All information is as of the date of this news release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

PEOPLES FINANCIAL CORPORATION
(In thousands, except per share figures) (Unaudited)

EARNINGS SUMMARY	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net interest income	$5,663	$5,029	$15,636	$14,272
Provision for (reduction of ) loan losses	27	(173)	80	(5,004)
Non-interest income	1,797	1,663	4,989	4,848
Non-interest expense	5,684	5,554	16,854	17,694
Income taxes		204		204
Net income	1,749	1,107	3,691	6,226
Earnings per share	$.37	$.23	$.79	$1.28

TRANSACTIONS IN THE ALLOWANCE FOR LOAN LOSSES
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Allowance for loan losses, beginning of period	$3,379	$4,128	$3,311	$4,426
Recoveries	17	101	162	4,773
Charge-offs	(61)	(85)	(191)	(224)
Provision for (reduction of ) loan losses	27	(173)	80	(5,004)
Allowance for loan losses, end of period	$3,362	$3,971	$3,362	$3,971

ASSET QUALITY	September 30,
	2022		2021
Allowance for loan losses as a percentage of loans		1.44%		1.58%
Loans past due 90 days and still accruing	$		$
Nonaccrual loans		506		2,361

PERFORMANCE RATIOS (annualized)	September 30,
	2022	2021
Return on average assets	0.58%	1.11%
Return on average equity	7.19%	9.37%
Net interest margin	2.44%	2.71%
Efficiency ratio	82%	73%

BALANCE SHEET SUMMARY	September 30,
	2022	2021
Total assets	$882,118	$823,209
Securities	590,201	469,328
Gross loans	233,387	251,046
Other real estate	334	2,525
Total deposits	808,522	706,020
Shareholders' equity	47,666	94,362
Book value per share	10.19	19.34
Weighted average shares	4,678,186	4,878,557